UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 18, 2009

La Jolla Pharmaceutical Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-24274	33-0361285
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4365 Executive Drive, Suite 300, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 452-6600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

Note: The content of this Form 8-K/A is the same as the content of the Form 8-K dated September 21, 2009, except that the heading, "Item 1.01 Entry into a Material Definitive Agreement," has been corrected to read, "Item 1.02 Termination of a Material Definitive Agreement."

On September 18, 2009, the Board of Directors (the "Board") of La Jolla Pharmaceutical Company (the "Company") approved the termination of the Company’s Amended and Restated Rights Agreement, dated December 2, 2008, by and between the Company and American Stock Transfer & Trust Co., LLC, as amended (the "Rights Agreement") effective as of September 23, 2009. A summary of the material terms and conditions of the Rights Agreement is contained in the Company’s Registration Statements on Form 8-A/A, filed with the Securities and Exchange Commission on December 4, 2008 and January 26, 2009, respectively. The Rights Agreement was terminated in connection with the Board’s approval of the liquidation and dissolution of the Company, as described below under Item 8.01.

Item 3.03 Material Modifications to Rights of Security Holders.

The disclosure in Item 1.02 is incorporated by reference.

Item 8.01 Other Events.

On September 18, 2009, the Board approved the liquidation and dissolution of the Company pursuant to a Plan of Complete Liquidation and Dissolution (the "Plan of Dissolution"). Implementation of the Plan of Dissolution is subject to obtaining stockholder approval at a special meeting of the Company’s stockholders, which is expected to be held on or about October 30, 2009. Upon stockholder approval of the Plan of Dissolution, the Company intends to proceed with the orderly wind down and dissolution of the Company.

The Plan of Dissolution will be described in detail in the proxy statement to be filed with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

La Jolla Pharmaceutical Company

September 21, 2009	By:	/s/ Gail A. Sloan

Name: Gail A. Sloan
Title: Vice President of Finance and Secretary